EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                              sportstrac.com, inc.
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      sportstrac.com, inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY AS FOLLOWS:

      FIRST: That the name of the Corporation is:

                              sportstrac.com, inc.

      SECOND: That the Board of Directors of said corporation, pursuant to resolutions adopted by said Board, adopted a resolution proposing and declaring the following Amendment to the Certificate of Incorporation of said corporation:

      RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended by changing the First Article thereof so that, as amended, said Article shall read as follows:

            FIRST: The name of the corporation is SportsTrac Systems, Inc. (hereinafter called the "Corporation").

      THIRD: That in lieu of a meeting and vote of the stockholders of the Corporation (the "Stockholders"), certain Stockholders holding a majority of the Corporation's voting shares have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (notice of which consent having been given to those Stockholders who have not consented in writing).

      FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, sportstrac.com, inc. has caused this Certificate of Amendment to be signed by Marc Silverman, its President and attested by Joshua
S. Kanter, its Secretary this 24th day of May, 1999.

                                       sportstrac.com, inc.


                                       By: /s/ Marc Silverman
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                                           Marc Silverman, President
ATTEST:

By: /s/ Joshua S. Kanter
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    Joshua S. Kanter, Secretary